SLM Student Loan Trust 2003-9 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$967,458,799.97	$(89,439,194.02)	$878,019,605.95
	ii	Interest to be Capitalized	13,643,866.40		13,907,261.22

	iii	Total Pool	$981,102,666.37		$891,926,867.17

	iv	Specified Reserve Account Balance	2,452,756.67		2,229,817.17

	v	Total Adjusted Pool	$983,555,423.04		$894,156,684.34

B	i	Weighted Average Coupon (WAC)	3.276%		3.262%
	ii	Weighted Average Remaining Term	119.69		118.16
	iii	Number of Loans	268,101		247,709
	iv	Number of Borrowers	156,896		145,784
	v	Aggregate Outstanding Principal Balance - T-Bill	$99,003,981.31		$88,672,401.04
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$882,098,685.06		$803,254,466.13

						% of		% of
	Notes			Spread	Balance 3/15/05	O/S Securities*	Balance 6/15/05	O/S Securities*
C	i	A-1 Notes	78442GHR0	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GHS8	0.040%	146,804,423.04	14.926%	57,405,684.34	6.420%
	iii	A-3 Notes	78442GHT6	0.110%	262,000,000.00	26.638%	262,000,000.00	29.301%
	iv	A-4 Notes	78442GHU3	0.200%	528,672,000.00	53.751%	528,672,000.00	59.125%
	vi	B Notes	78442GHV1	0.550%	46,079,000.00	4.685%	46,079,000.00	5.153%

	vii	Total Notes			$983,555,423.04	100.000%	$894,156,684.34	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,452,756.67	$2,229,817.17
	iv	Reserve Account Floor Balance ($)	$1,505,695.00	$1,505,695.00
	v	Current Reserve Acct Balance ($)	$2,452,756.67	$2,229,817.17

*Percentages may not total 100% due to rounding.

II. 2003-9 Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$82,910,516.75
	ii	Principal Collections from Guarantor	8,898,608.87
	iii	Principal Reimbursements	94,836.22
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$91,903,961.84

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,502.96
	ii	Capitalized Interest	(2,468,270.78)

	iii	Total Non-Cash Principal Activity	$(2,464,767.82)

C	Total Student Loan Principal Activity		$89,439,194.02

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,033,510.13
	ii	Interest Claims Received from Guarantors	221,173.74
	iii	Collection Fees/Returned Items	53,922.77
	iv	Late Fee Reimbursements	172,955.43
	v	Interest Reimbursements	36,315.33
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,575,834.69
	viii	Subsidy Payments	1,613,471.33

	ix	Total Interest Collections	$8,707,183.42

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$232.92
	ii	Capitalized Interest	2,468,270.78

	iii	Total Non-Cash Interest Adjustments	$2,468,503.70

F	Total Student Loan Interest Activity		$11,175,687.12

G.	Non-Reimbursable Losses During Collection Period		$292.14

H.	Cumulative Non-Reimbursable Losses to Date		$300,670.17

III. 2003-9 Collection Account Activity 3/1/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$19,328,998.78
	ii	Consolidation Principal Payments	72,480,126.84
	iii	Reimbursements by Seller	1,894.54
	iv	Borrower Benefits Reimbursed	75,375.22
	v	Reimbursements by Servicer	301.02
	vi	Re-purchased Principal	17,265.44

	vii	Total Principal Collections	$91,903,961.84

B	Interest Collections
	i	Interest Payments Received	$7,811,210.87
	ii	Consolidation Interest Payments	632,779.02
	iii	Reimbursements by Seller	16.33
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	35,866.02
	vi	Re-purchased Interest	432.98
	vii	Collection Fees/Returned Items	53,922.77
	viii	Late Fees	172,955.43

	ix	Total Interest Collections	$8,707,183.42

C	Other Reimbursements		$122,860.10

D	Reserves in Excess of the Requirement		$222,939.50

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$445,932.81

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$101,402,877.67
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,427,847.29)

I	NET AVAILABLE FUNDS		$99,975,030.38

J	Servicing Fees Due for Current Period		$679,176.84

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$699,176.84

IV. 2003-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.770%	2.770%	18,645	26,727	6.954%	10.790%	$272,019,423.15	$206,129,826.37	28.117%	23.477%

Grace
Current	2.770%	2.770%	72,503	56,960	27.043%	22.995%	$64,309,457.81	$102,576,787.10	6.647%	11.683%

TOTAL INTERIM	2.770%	2.770%	91,148	83,687	33.998%	33.784%	$336,328,880.96	$308,706,613.47	34.764%	35.159%
REPAYMENT
Active
Current	3.731%	3.714%	84,159	76,894	31.391%	31.042%	$308,841,140.17	$267,540,517.13	31.923%	30.471%
31-60 Days Delinquent	3.624%	3.650%	8,379	8,228	3.125%	3.322%	$28,922,118.70	$28,023,748.63	2.989%	3.192%
61-90 Days Delinquent	3.541%	3.613%	6,773	5,851	2.526%	2.362%	$24,151,082.06	$19,255,208.28	2.496%	2.193%
91-120 Days Delinquent	3.576%	3.652%	4,755	3,783	1.774%	1.527%	$16,098,308.95	$12,056,496.86	1.664%	1.373%
> 120 Days Delinquent	3.589%	3.539%	12,991	13,143	4.846%	5.306%	$38,318,051.19	$39,568,624.65	3.961%	4.507%

Deferment
Current	2.918%	2.916%	31,775	29,279	11.852%	11.820%	$108,793,025.86	$100,759,014.31	11.245%	11.476%

Forbearance
Current	3.600%	3.582%	26,045	25,388	9.715%	10.249%	$100,349,681.87	$97,912,681.20	10.373%	11.152%

TOTAL REPAYMENT	3.544%	3.529%	174,877	162,566	65.228%	65.628%	$625,473,408.80	$565,116,291.06	64.651%	64.363%
Claims in Process (1)	3.728%	3.622%	2,075	1,446	0.774%	0.584%	$5,654,750.57	$4,179,909.49	0.584%	0.476%
Aged Claims Rejected (2)	3.370%	3.370%	1	10	0.000%	0.004%	$1,759.64	$16,791.93	0.000%	0.002%
GRAND TOTAL	3.276%	3.262%	268,101	247,709	100.000%	100.000%	$967,458,799.97	$878,019,605.95	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.116%	135,639	$400,571,329.92	45.622%
- GSL — Unsubsidized	3.065%	91,314	$346,453,056.40	39.458%
- PLUS Loans	4.195%	20,436	$129,384,617.75	14.736%
- SLS Loans	5.394%	320	$1,610,601.88	0.183%

- Total	3.262%	247,709	$878,019,605.95	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.240%	194,015	$746,516,329.48	85.023%
- Two Year	3.344%	41,382	$99,758,341.30	11.362%
- Technical	3.532%	12,309	$31,722,619.99	3.613%
- Other	4.100%	3	$22,315.18	0.003%

- Total	3.262%	247,709	$878,019,605.95	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-9 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$5,999,592.97
B	Interest Subsidy Payments Accrued During Collection Period			1,551,604.26
C	SAP Payments Accrued During Collection Period			4,021,383.12
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			445,932.81
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Net Expected Interest Collections			$12,018,513.16

G	Interest Rate Cap Payments Due to the Trust

			CAP
	i	Cap Notional Amount	$0.00

	ii	Libor	0.00000%
	iii	Cap %	0.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2003-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	-	0.00000%

B	Class A-2 Interest Rate	0.007794444	(03/15/05 - 6/15/05)	3.05000%

C	Class A-3 Interest Rate	0.007973333	(03/15/05 - 6/15/05)	3.12000%

D	Class A-4 Interest Rate	0.008203333	(03/15/05 - 6/15/05)	3.21000%

F	Class B Interest Rate	0.009097778	(03/15/05 - 6/15/05)	3.56000%

VIII. 2003-9 Inputs From Prior Quarter 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$967,458,799.97
	ii Interest To Be Capitalized	13,643,866.40

	iii Total Pool	$981,102,666.37
	iv Specified Reserve Account Balance	2,462,756.57

	v Total Adjusted Pool	$983,555,423.04

B	Total Note and Certificate Factor	0.646756387
C	Total Note Balance	$983,555,423.04

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i Current Factor	0.000000000	0.358935020	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$146,804,423.04	$262,000,000.00	$528,672,000.00	$46,079,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$2,452,756.67
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2003-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$99,975,030.38	$99,975,030.38

B	Primary Servicing Fees-Current Month		$679,176.84	$99,295,853.54

C	Administration Fee		$20,000.00	$99,275,853.54

D	Noteholder’s Interest Distribution Amoun
	i	Class A-1	$0.00	$99,275,853.54
	ii	Class A-2	$1,144,258.92	$98,131,594.62
	iii	Class A-3	$2,089,013.33	$96,042,581.29
	iv	Class A-4	$4,336,872.64	$91,705,708.65
	vi	Class B	$419,216.50	$91,286,492.15

	vii	Total Noteholder's Interest Distribution	$7,989,361.39

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$91,286,492.15
	ii	Class A-2	$89,398,738.70	$1,887,753.45
	iii	Class A-3	$0.00	$1,887,753.45
	iv	Class A-4	$0.00	$1,887,753.45
	vi	Class B	$0.00	$1,887,753.45

	vii	Total Noteholder's Principal Distribution	$89,398,738.70

F	Increase to the Specified Reserve Account Balance		$0.00	$1,887,753.45

G	Carryover Servicing Fees		$0.00	$1,887,753.45

H	Excess to Certificate Holder		$1,887,753.45	$-

X. 2003-9 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$0.00	$1,144,258.92	$2,089,013.33	$4,336,872.64	$419,216.50
	ii	Quarterly Interest Paid	0.00	1,144,258.92	2,089,013.33	4,336,872.64	419,216.50

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$89,398,738.70	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	89,398,738.70	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$—	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$90,542,997.62	$2,089,013.33	$4,336,872.64	$419,216.50

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05	$983,555,423.04
	ii	Adjusted Pool Balance 5/31/05	894,156,684.34

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$89,398,738.70

	iv	Adjusted Pool Balance 2/28/05	$983,555,423.04
	v	Adjusted Pool Balance 5/31/05	894,156,684.34

	vi	Current Principal Due (iv-v)	$89,398,738.70
	vii	Principal Shortfall from previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$89,398,738.70

	ix	Principal Distribution Amount Paid	$89,398,738.70

	x	Principal Shortfall (viii - ix)	$(0.00)

C		Total Principal Distribution	$89,398,738.70
D		Total Interest Distribution	7,989,361.39

E		Total Cash Distributions	$97,388,100.09

F	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	i	A-1 Note Balance	78442GHR0	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GHS8	$146,804,423.04		$57,405,684.34
		A-2 Note Pool Factor		0.358935020	0.218578823	0.140356196

	iii	A-3 Note Balance	78442GHT6	$262,000,000.00		$262,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GHU3	$528,672,000.00		$528,672,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GHV1	$46,079,000.00		$46,079,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$2,452,756.67
	ii	Deposits to correct Shortfall	$—
	iv	Total Reserve Account Balance Available	$2,452,756.67
	v	Required Reserve Account Balance	$2,229,817.17

	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve — Release to Collection Account	$222,939.50
	viii	Ending Reserve Account Balance	$2,229,817.17

XI. 2003-9 Historical Pool Information

			3/1/05-5/31/05	12/1/04-2/28/04	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	8/7/03-11/30/03

Beginning Student Loan Portfolio Balance			$967,458,799.97	$1,061,035,536.29	$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,894,860.28	$1,492,161,862.73

	Student Loan Principal Activity
	i	Regular Principal Collections	$82,910,516.75	$88,500,139.05	$86,382,490.72	$130,294,935.94	$45,465,549.29	$76,792,921.96	$73,675,509.63
	ii	Principal Collections from Guarantor	8,898,608.87	8,551,950.03	6,392,965.67	5,489,741.70	4,686,261.24	1,791,515.22	962,782.61
	iii	Principal Reimbursements	94,836.22	60,815.79	116,158.87	95,267.64	105,259.00	118,976.59	17,205,029.03
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$91,903,961.84	$97,112,904.87	$92,891,615.26	$135,879,945.28	$50,257,069.53	$78,703,413.77	$91,843,321.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,502.96	$24,395.19	$106,828.58	$95,853.40	$85,397.31	$34,015.65	$428,590.69
	ii	Capitalized Interest	(2,468,270.78)	(3,560,563.74)	(5,093,241.55)	(4,254,600.56)	(2,484,249.10)	(3,362,723.60)	(4,008,009.89)

	iii	Total Non-Cash Principal Activity	$(2,464,767.82)	$(3,536,168.55)	$(4,986,412.97)	$(4,158,747.16)	$(2,398,851.79)	$(3,328,707.95)	$(3,579,419.20)

(-)	Total Student Loan Principal Activity		$89,439,194.02	$93,576,736.32	$87,905,202.29	$131,721,198.12	$47,858,217.74	$75,374,705.82	$88,263,902.07

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,033,510.13	$3,359,962.27	$3,757,158.38	$4,240,156.84	$3,525,979.42	$4,019,045.32	$5,346,240.18
	ii	Interest Claims Received from Guarantors	221,173.74	194,206.77	192,430.50	170,980.46	148,327.14	35,538.39	8,747.48
	iii	Collection Fees/Returned Items	53,922.77	44,822.81	38,255.76	37,143.39	26,862.88	20,199.51	13,494.33
	iv	Late Fee Reimbursements	172,955.43	166,620.57	155,801.59	180,902.97	138,836.36	135,774.10	153,652.60
	v	Interest Reimbursements	36,315.33	26,486.99	39,977.13	101,348.57	102,866.46	4,058.11	100,443.93
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	3,575,834.69	2,708,041.55	1,623,366.94	430,396.04	52,583.30	81,961.60	39,139.85
	viii	Subsidy Payments	1,613,471.33	1,929,284.05	2,259,397.98	2,581,325.21	2,796,873.97	3,118,534.82	1,957,786.88

	ix	Total Interest Collections	$8,707,183.42	$8,429,425.01	$8,066,388.28	$7,742,253.48	$6,792,329.53	$7,415,111.85	$7,619,505.25

	Student Loan Non-Cash Interest Activit
	i	Interest Accrual Adjustment	$232.92	$962.13	$807.66	$(3,060.81)	$(3,688.84)	$(585.63)	$(351,936.13)
	ii	Capitalized Interest	2,468,270.78	3,560,563.74	5,093,241.55	4,254,600.56	2,484,249.10	3,362,723.60	4,008,009.89

	iii	Total Non-Cash Interest Adjustments	$2,468,503.70	$3,561,525.87	$5,094,049.21	$4,251,539.75	$2,480,560.26	$3,362,137.97	$3,656,073.76

	Total Student Loan Interest Activity		$11,175,687.12	$11,990,950.88	$13,160,437.49	$11,993,793.23	$9,272,889.79	$10,777,249.82	$11,275,579.01

(=)	Ending Student Loan Portfolio Balance		$878,019,605.95	$967,458,799.97	$1,061,035,536.29	$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,897,960.66
(+)	Interest to be Capitalized		$13,907,261.22	$13,643,866.40	$14,196,210.09	$16,324,887.71	$17,485,603.83	$16,025,036.89	$15,333,910.83

(=)	TOTAL POOL		$891,926,867.17	$981,102,666.37	$1,075,231,746.36	$1,165,265,626.28	$1,298,147,540.53	$1,344,545,191.34	$1,419,231,871.49

(+)	Reserve Account Balance		$2,229,817.17	$2,452,756.67	$2,688,079.37	$2,913,164.07	$3,245,368.85	$3,361,362.98	$3,548,079.68

(=)	Total Adjusted Pool		$894,156,684.34	$983,555,423.04	$1,077,919,825.75	$1,168,178,790.35	$1,301,392,909.38	$1,347,906,554.32	$1,422,779,951.17

XII. 2003-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-03	$1,419,240,447	14.84%
Mar-04	$1,344,545,191	15.92%
Jun-04	$1,298,147,541	14.24%
Sep-04	$1,165,265,626	18.84%
Dec-04	$1,075,231,746	19.87%
Mar-05	$981,102,666	20.93%
Jun-05	$891,926,867	21.79%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.